Exhibit 21.1

Subsidiaries of CoreSite Realty Corporation

Name	Jurisdiction
CoreSite, L.P.	DE
CoreSite, L.L.C.	DE
CoreSite Data Center Services, Inc.	DE
CoreSite Development Services, Inc.	DE
CoreSite 1099 14th Street NW, L.L.C.	DE
CoreSite 1275 K Street, L.L.C.	DE
CoreSite 32 Avenue of the Americas, L.L.C.	DE
CoreSite Denver, L.L.C.	CO
CoreSite One Wilshire, L.L.C.	DE
CoreSite Real Estate 12100 Sunrise Valley Drive, L.L.C.	DE
CoreSite Real Estate 1656 McCarthy GP, L.L.C.	DE
CoreSite Real Estate 1656 McCarthy, L.L.C.	DE
CoreSite Real Estate 1656 McCarthy, L.P.	DE
CoreSite Real Estate 2 Emerson Lane, L.L.C.	DE
CoreSite Real Estate 2115 NW 22nd Street, L.L.C.	DE
CoreSite Real Estate 2901 Coronado GP, L.L.C.	DE
CoreSite Real Estate 2901 Coronado, L.P.	DE
CoreSite Real Estate 2950 Stender GP, L.L.C.	DE
CoreSite Real Estate 2950 Stender, L.P.	DE
CoreSite Real Estate 2972 Stender GP, L.L.C.	DE
CoreSite Real Estate 2972 Stender, L.P.	DE
CoreSite Real Estate 3001 Coronado GP, L.L.C.	DE
CoreSite Real Estate 3001 Coronado, L.P.	DE
CoreSite Real Estate 3032 Coronado GP, L.L.C.	DE
CoreSite Real Estate 3032 Coronado, L.P.	DE
CoreSite Real Estate 3045 Stender GP, L.L.C.	DE
CoreSite Real Estate 3045 Stender, L.P.	DE
CoreSite Real Estate 427 S. LaSalle, L.L.C.	DE
CoreSite Real Estate 55 S. Market Street, L.L.C.	DE
CoreSite Real Estate 70 Innerbelt, L.L.C.	DE
CoreSite Real Estate 900 N. Alameda GP, L.L.C.	DE
CoreSite Real Estate 900 N. Alameda, L.P.	DE
CoreSite Real Estate CH2, L.L.C.	DE
CoreSite Real Estate Sunrise Technology Park, L.L.C.	DE
Comfluent Acquisition, L.L.C.	DE
US Colo Holding Company, L.L.C.	DE